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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 9, 2001

                             MDI ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                      0-24919                 73-1515699
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                    Identification No.)

                                 201 Ann Street
                           Hartford, Connecticut 06103

                         (Address of principal executive
                           offices including zip code)

                                 (860) 527-5359

                         (Registrant's telephone number,
                              including area code)


                                      N.A.
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

                  On July 9, 2001, we amended our previously disclosed financing transaction with Oxford International, Inc. ("Oxford"). In exchange for accepting securities (with respect to which securities certain questions of validity have been raised as set forth below) of two publicly traded companies valued in excess of $3.2 million as of the date of our receipt of the securities for Oxford's cash investment, Oxford had agreed to convert the Series C Preferred Stock it received into common stock and to waive any accrued dividends. Oxford had also agreed to eliminate the provision pursuant to which it was entitled to a board seat. In addition, we would have the right, at our option, in whole or in part, to exchange the securities we received from Oxford for the shares of our common stock owned by Oxford based on the value of those securities on July 9, 2001 and the value of our common stock as indicated in the Stock Purchase Agreement, dated as of April 25, 2001, between MDI and Oxford. Oxford would be restricted, subject to certain exceptions, from selling our shares, except that upon the effectiveness of a registration statement registering our shares, such restriction would lapse in proportion to the net proceeds we received or would be eligible to receive from the sale of the publicly traded companies. The exact formula was that Oxford would be able to sell a number of shares of our common stock determined by multiplying 2.1 million by a fraction, the numerator of which is the net proceeds we have received from the sale of the securities of the publicly traded companies or the proceeds we would be eligible to receive from a sale of the securities of the publicly traded companies under Rule 144 or pursuant to a registration statement and the denominator of which is $3.2 million. We agreed to give Oxford five days to purchase the securities of the publicly traded companies before we would sell them to another party. We have not yet determined to what extent, if any, we would exercise the exchange option. This transaction (if the validity issues were favorably resolved) would have the potential to significantly reduce dilution and increase earnings by reducing dividends. In addition, as mentioned above, the restrictions placed on us by the Series C Preferred Stock would be extinguished.

                  However, we have recently learned from a representative of one of the issuers of the publicly traded securities and as of the filing date hereof learned from a special agent of the Federal Bureau of Investigation and a representative of the other issuer of the publicly traded securities that there are questions concerning the validity of the publicly traded securities exchanged to us. Accordingly, we will not permit conversion of the Series C Preferred Stock until such time as we are satisfied to the genuineness of the publicly traded securities, or until such securities are replaced to our satisfaction with other marketable securities as contemplated by the July 9th agreement. However, we cannot assure you that the terms of the transaction described herein will remain accurate, or how the transaction will proceed, if at all.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.       Description

   99.1           Agreement, dated July 9, 2001, between MDI Entertainment, Inc.
                  and Oxford International, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MDI ENTERTAINMENT, INC.
                                                (Registrant)


     Dated   July 13, 2001                 By:   /s/ Steven M. Saferin
             -------------                    --------------------------------

                                           Steven M. Saferin
                                           President and Chief Executive Officer

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                                  EXHIBIT INDEX

  Exhibit No.     Description

     99.1         Agreement, dated July 9, 2001, between MDI Entertainment, Inc.
                  and Oxford International, Inc.